UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------
                                    FORM 8-K
                                   ----------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) - August 29, 2008

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)


       Delaware                      0-24414                  75-1638027

(State of Incorporation)     (Commission File Number)       (IRS Employer
                                                          Identification No.)

                                 4441 Sigma Road
                               Dallas, Texas 75244


               (Address of Principal Executive Offices)(Zip Code)


       Registrant's telephone number, including Area Code - (972) 233-2903

                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


         Effective August 29, 2008, Joseph E. Andrulis, Senior Vice President and Group Manager, resigned his positions with RF Monolithics, Inc. (the "Company"). In connection with Mr. Andrulis' resignation, on August 29, 2008, Mr. Andrulis and the Company entered into an agreement that provides for certain severance benefits including the payment to Mr. Andrulis of six (6) months base salary equal to $88,400.00, less applicable withholding and deductions, in thirteen (13) approximately equal biweekly installments, plus $898.00 per month for medical insurance coverage for six (6) months. In addition, the vesting period for any Restricted Stock Units or Stock Options held by Mr. Andrulis that would have vested on or before August 31, 2009 are accelerated such that they vest on August 29, 2008. In consideration of the foregoing, Mr. Andrulis has released all claims against the Company. The aforedescribed agreement will be filed with the Company's Form 10-K Annual Report for the period ending August 31, 2008, on or about November 28, 2008. Mr. Andrulis will continue to be subject to the terms of pre-existing covenants not to disclose the Company's confidential information and not to compete with the Company.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            RF MONOLITHICS, INC.




                                            By:     /s/ Harley E Barnes III
                                                --------------------------------
                                                    Harley E Barnes III
                                                    Chief Financial Officer




Date: August 29, 2008